UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 14, 2018

BRIDGFORD FOODS CORPORATION

(Exact name of registrant as specified in its charter)

California	000-02396	95-1778176
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1308 N. Patt Street, Anaheim, CA	92801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 526-5533

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders

Bridgford Foods Corporation (the “Company”) held its Annual Meeting of Shareholders on Wednesday, March 14, 2018 at its corporate headquarters located at 1308 North Patt Street, Anaheim, California at 10:00 am. Shareholders representing 8,692,330, or 96%, of the 9,076,832 shares entitled to vote as of the record date were present in person or by proxy. At the Annual Meeting, management Proposals 1 and 2 were approved. The Proposals below are described in detail in the Company’s definitive proxy statement filed with the Securities Exchange Commission dated February 19, 2018 for the Annual Meeting.

The results are as follows:

Proposal 1

The following persons were nominated and elected directors to serve for a one-year term expiring at the annual meeting of shareholders in 2019:

William L. Bridgford	Allan Bridgford Jr.	Bruce H. Bridgford	John V. Simmons	Keith A. Ross
Todd C. Andrews	D. Gregory Scott	Raymond F. Lancy	Paul R. Zippwald

The shareholder voting for board members is summarized as follows:

Director	Votes For	Votes Withheld	Broker Non-Vote
William L. Bridgford	7,630,052	283,044	779,234
Allan Bridgford Jr.	7,630,052	283,044	779,234
Bruce H. Bridgford	7,629,612	283,484	779,234
John V. Simmons	7,629,852	283,244	779,234
Todd C. Andrews	7,912,125	971	779,234
D. Gregory Scott	7,552,360	360,736	779,234
Raymond F. Lancy	7,553,538	359,558	779,234
Paul R. Zippwald	7,911,885	1,211	779,234
Keith A. Ross	7,552,800	360,296	779,234

Proposal 2

Votes cast for ratification of the appointment of Squar Milner LLP as the independent registered public accounting firm for the Company for the fiscal year ending November 2, 2018 were as follows:

8,691,327 FOR

815 AGAINST

188 ABSTAINED

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGFORD FOODS CORPORATION

March 19, 2018	By:	/s/ Raymond F. Lancy
Raymond F. Lancy
Principal Financial Officer